Exhibit 99.1

National Vision Holdings, Inc. Reports First Quarter 2020 Financial Results

•	Net revenue increased 1.8% to $469.7 million

•	Negative comparable store sales growth of (2.9)%; Adjusted Comparable Store Sales Growth of (10.3)%

•	Net income decreased 44.1% to $9.7 million; Diluted EPS decreased 44.6% to $0.12

•	Adjusted EBITDA decreased 0.3% to $61.0 million

•	Adjusted Operating Income decreased 10.8% to $38.1 million

•	Adjusted Diluted EPS decreased 9.4% to $0.28

Duluth, Ga. -- May 7, 2020 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) today reported its financial results for the first quarter ended March 28, 2020.
“The COVID-19 pandemic has affected all of us as individuals and most U.S. companies,” stated Reade Fahs, chief executive officer. “Our hearts go out to those suffering from the disease and our praise and appreciation go out to the heroic front line healthcare workers throughout the country who are treating those living with the disease.”
Mr. Fahs further commented, “As safety concerns mounted in mid-March, we acted rapidly with the best interests of the safety of our teams, customers, and communities in mind. With the temporary closing of our stores on March 19, our quarterly results are a tale of two periods. Pre-COVID-19, in January and February, our business was robust with continued sales momentum building on the strong results in the latter half of 2019. In response to the COVID-19 crisis and our temporary store closure, we shifted to solidifying our financial well-being, focusing on our liquidity position and implementing numerous near-term cost reduction efforts.”
Mr. Fahs continued, “While our doors were temporarily locked to the public, our stores were staffed with skeleton crews to meet the essential eye care and eyewear needs of patients and customers. The past seven weeks have been a vivid reminder of the fact that the optical services and products we offer truly are a medical necessity. There have been a great many stories of associates and optometrists who have gone above and beyond to provide exceptional customer and patient care amidst adverse circumstances. Last week, we began the process of safely and gradually re-opening our stores to the public. Given the state of the economy and the financial hardships it is creating for so many, we believe patients and customers will need and appreciate our affordably priced optical products and services even more.”
Mr. Fahs concluded, “In thinking about the events of the last several weeks and how the entire National Vision team has risen to its challenges, I could not be more proud and appreciative of their inspiring endurance amidst shared sacrifice and strife. While the road ahead is still uncertain, I am confident the entire National Vision team, and our network of more than 2,000 optometrists practicing alongside our stores, will emerge from this extraordinary experience stronger from the adversity we will have overcome together.”
Adjusted Comparable Store Sales Growth, Adjusted EBITDA, Adjusted Operating Income, Adjusted Diluted EPS, Adjusted Operating Margin, Adjusted EBITDA Margin, and EBITDA are not measures recognized under generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP to GAAP Financial Measures” below for more information.
COVID-19 Response Update
On March 19, 2020, the Company temporarily closed all of its stores to the public and, on April 7, it temporarily furloughed a significant portion of its employees. On April 23, 2020, the Company announced plans to reopen stores selectively over the coming weeks with a goal for all stores within its family of retail brands to be open to the public by early June. In response to the evolving and uncertain situation, we have taken aggressive actions that we believe are prudent in these circumstances, including:

•
Borrowed in March 2020 the remaining $146.3 million in available funds under our revolving credit facility, as a precautionary measure to preserve financial flexibility. The total borrowings outstanding as of quarter end of $300 million represents the maximum borrowings permitted thereunder;

•
Effective May 5, 2020, the Company and the lenders under its credit facility entered into an amendment of the facility. This amendment is intended to prevent the effects of the COVID-19 pandemic, including the temporary closure of our stores, from creating uncertainty relative to our ability to comply with certain financial covenants and allow the Company to focus on prudent management of the business over the quarters ahead. The amendment suspends certain financial maintenance covenants contained in the facility until testing at the end of the second fiscal quarter of 2021. As part of the amendment, the Company among other things agreed to modify the rate of interest paid under the facility and to limit its ability to engage in certain transactions during the covenant suspension period, including the ability to declare or pay dividends, incur additional debt and make investments and dispositions;

•
Reduced compensation and work hours across the organization. CEO Reade Fahs has elected to reduce his base salary to $1 for the remainder of 2020, and each of the other members of the senior management team have elected to take significant reductions in base salary. The members of the Board of Directors also have elected to reduce the remainder of their respective annual cash retainer fees for 2020 to $1 for their service on the Board;

•	Postponed a significant amount of planned capital expenditures in fiscal 2020, including a pause in new store openings;

•	Reduced near term marketing, non-essential travel and other discretionary spend;

•	Working with a base of vendors and landlords to extend payment terms and modify existing contracts; and

•	Implementing applicable benefits of the Coronavirus Aid, Relief and Economic Security Act (CARES Act), such as utilizing the employee retention credit and deferring employer payroll taxes.
While we anticipate that these measures are temporary, their specific duration has a high degree of uncertainty and we may elect or need to take additional operational and financial measures as we continue to assess the evolving situation, including obtaining additional debt and/or equity capital to provide further liquidity in the coming months.
First Quarter 2020 Summary

•	Net revenue increased 1.8% to $469.7 million from $461.2 million for the first quarter of 2019.

•
Net revenue was positively impacted by 6.0% due to the timing of unearned revenue, which resulted in material benefits to net revenue and profitability. While the Company usually experiences an increase in unearned revenue for sales in the last seven to ten days of each quarter, the closure of stores on March 19, 2020 through the end of the first quarter caused virtually all of this increase to not be realized. As a result, the Company experienced a decrease in unearned revenue of $19.9 million compared to an increase in unearned revenue of $7.8 million for the first quarter of 2019.

•	Comparable store sales growth was (2.9)% and Adjusted Comparable Store Sales Growth was (10.3)%.

•
In light of its temporary store closures, the Company is providing certain additional comparable store sales information. For the two months ended February 29, 2020 and the one month ended March 28, 2020, comparable store sales growth was 5.6% and (18.8)%, respectively, and Adjusted Comparable Store Sales Growth was 5.7% and (41.5)%, respectively.

•	The Company opened 23 new stores, closed one store and ended the quarter with 1,173 stores.

•
Costs applicable to revenue increased 3.1% to $218.6 million from $212.0 million for the first quarter of 2019. As a percentage of net revenue, costs applicable to revenue increased 50 basis points to 46.5% from 46.0% for the first quarter of 2019. This increase as a percentage of net revenue was primarily driven by optometrist costs incurred during store closures as well as contact lens revenue growth, partially offset by higher eyeglass margin.

•
Selling, general and administrative expenses (“SG&A”) decreased 0.1% to $193.7 million from $193.9 million for the first quarter of 2019. As a percentage of net revenue, SG&A decreased 80 basis points to 41.2% from 42.0% for the first quarter of 2019. This decrease as a percentage of net revenue was primarily driven by the recognition of unearned revenue noted above as well as lower performance-based incentive compensation, partially offset by deleveraging of store payroll expense due to store closures.

•	Net income decreased 44.1% to $9.7 million compared to net income of $17.4 million for the first quarter of 2019.

•
Diluted earnings per share decreased 44.6% to $0.12 per share compared to diluted earnings per share of $0.21 for the first quarter of 2019. Adjusted Diluted EPS decreased 9.4% to $0.28 compared to $0.31 per diluted share for the first quarter of 2019. The net change in margin on unearned revenue positively impacted Adjusted Diluted EPS by $0.19.

•
Adjusted EBITDA decreased 0.3% to $61.0 million compared to $61.2 million for the first quarter of 2019. The net change in margin on unearned revenue positively impacted year-over-year Adjusted EBITDA growth by 33.7%. Adjusted EBITDA Margin decreased 30 basis points to 13.0% from 13.3% for the first quarter of 2019.

•
Adjusted Operating Income decreased 10.8% to $38.1 million compared to $42.7 million for the first quarter of 2019. The net change in margin on unearned revenue positively impacted year-over-year Adjusted Operating Income growth by 48.3%. Adjusted Operating Margin decreased 110 basis points to 8.1% from 9.2% for the first quarter of 2019.

Balance Sheet and Cash Flow Highlights as of March 28, 2020

•
The Company’s cash balance was $263.2 million as of March 28, 2020. The Company had $294.3 million in borrowings under its $300.0 million first lien revolving credit facility, exclusive of letters of credit of $5.7 million.

•
Total debt was $716.8 million as of March 28, 2020, consisting of outstanding first lien term loans, first lien revolving credit facility and finance lease obligations. As noted above, in March 2020, the Company borrowed the remaining $146.3 million in available funds under its revolving credit facility as a precautionary measure to preserve financial flexibility.

•	Cash flows from operating activities for the first quarter of 2020 were $86.1 million compared to $83.0 million for the first quarter of 2019.

•
Capital expenditures for the first quarter of 2020 totaled $13.1 million compared to $26.0 million for the first quarter of 2019, primarily due to the planned timing and postponement of capital projects.

Fiscal 2020 Outlook
On March 27, 2020, given the ongoing uncertainty surrounding the magnitude and duration of the COVID-19 pandemic and its impact on the U.S., the Company withdrew its previously issued fiscal 2020 outlook.
Conference Call Details
A conference call to discuss the first quarter 2020 financial results is scheduled for today, May 7, 2020, at 8:00 a.m. Eastern Time. The U.S. toll free dial-in for the conference call is 866-754-6931 and the international dial-in is 636-812-6625. The conference passcode is 3243907. A live audio webcast of the conference call will be available on the “Investors” section of the Company’s website www.nationalvision.com/investors, where presentation materials will be posted prior to the conference call.
A telephone replay will be available shortly after the broadcast through Thursday, May 14, 2020, by dialing 855-859-2056 from the U.S. or 404-537-3406 from international locations, and entering conference passcode 3243907. A replay of the audio webcast will also be archived on the “Investors” section of the Company’s website.
About National Vision Holdings, Inc.
National Vision Holdings, Inc. is one of the largest optical retail companies in the United States with over 1,100 retail stores in 44 states plus the District of Columbia and Puerto Rico. With a mission of helping people by making quality eyecare and eyewear more affordable and accessible, the Company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, Vista Opticals inside Fred Meyer stores and on select military bases, and several e-commerce websites, offering a variety of products and services for customers’ eyecare needs.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our current beliefs and expectations regarding the performance of our industry, the Company's strategic direction, market position, prospects and future results. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in the forward-looking statements. Such factors include, but are not limited to, the scale and scope of the novel coronavirus, or COVID-19, pandemic is unknown and, due to the temporary closure of our stores to the public and other factors, is adversely impacting, and is expected to continue to adversely impact, our business at least for the near term, including the impact of federal, state, and local governmental actions and customer behavior in response to the pandemic and such governmental actions and operational disruptions if a significant percentage of our workforce is unable to work or we experience labor shortages, including because of illness or travel or government restrictions in connection with the pandemic; our ability to selectively re-open stores as announced and to open and operate new stores in a timely and cost-effective manner, and to successfully enter new markets; our ability to recruit and retain vision care professionals for our stores; our ability to develop and maintain relationships with managed vision care companies, vision insurance providers and other third-party payors; our ability to maintain the performance of our host and legacy brands and our current operating relationships with our host and legacy partners; our ability to adhere to extensive state, local and federal vision care and healthcare laws and regulations; our compliance with managed vision care laws and regulations; our ability to maintain sufficient levels of cash flow from our operations to execute or sustain our growth strategy; the loss of, or disruption in the operations of, one or more of our distribution centers and/or optical laboratories, resulting in the inability to fulfill customer orders and deliver our products in a timely manner; risks associated with vendors from whom our products are sourced, including our dependence on a limited number of suppliers; our ability to successfully compete in the highly competitive optical retail industry; any failure, inadequacy, interruption, security failure or breach of our information technology systems; our growth strategy straining our existing resources and causing the performance of our existing stores to suffer; the impact of wage rate increases, inflation, cost increases and increases in raw material prices and energy prices; our ability to successfully implement our marketing, advertising and promotional efforts; risks associated with leasing substantial amounts of space, including future increases in occupancy costs; the impact of certain technological advances, and the greater availability of, or increased consumer preferences for, vision correction alternatives to prescription eyeglasses or contact lenses, and future drug development for the correction of vision-related problems; our ability to retain our existing senior management team and attract qualified new personnel; overall decline in the health of the economy and consumer spending affecting consumer purchases; our ability to manage our inventory balances and inventory shrinkage; seasonal fluctuations in our operating results and inventory levels; our reliance on third-party coverage and reimbursement, including government programs, for an increasing portion of our revenues; risks associated with our e-commerce business; product liability, product recall or personal injury issues; our failure to comply with, or changes in, laws, regulations, enforcement activities and other requirements; the impact of any adverse litigation judgments or settlements resulting from legal proceedings relating to our business operations; risks of losses arising from our investments in technological innovators in the optical retail industry; our ability to adequately protect our intellectual property; our significant amount of indebtedness and our ability to generate sufficient cash flow to satisfy our significant debt service obligations; an increase in interest rates as well as changes in benchmark rates and uncertainty related to the foregoing; restrictions in our credit agreement that limits our flexibility in operating our business; and risks related to owning our common stock, including our ability to comply with requirements to design and implement and maintain effective internal controls. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K, our Form 8-K filed on March 19, 2020, our Quarterly Report on Form 10-Q filed on May 7, 2020, and subsequent filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.
Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Operating Income,” “Adjusted Operating Margin,”, “Adjusted Diluted EPS,” “Adjusted SG&A” and “Adjusted SG&A Percent of Net Revenue.” We believe EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Diluted EPS, Adjusted SG&A and Adjusted SG&A Percent of Net Revenue assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.
To supplement the Company’s comparable store sales growth presented in accordance with GAAP, the Company provides “Adjusted Comparable Store Sales Growth,” which is a non-GAAP financial measure we believe is useful because it provides timely and accurate information relating to the two core metrics of retail sales: number of transactions and value of transactions. Management uses Adjusted Comparable Store Sales Growth as the basis for key operating decisions, such as allocation of advertising to particular markets and implementation of special marketing programs. Accordingly, we believe that Adjusted Comparable Store Sales Growth provides timely and accurate information relating to the operational health and overall performance of each brand. We also believe that, for the same reasons, investors find our calculation of Adjusted Comparable Store Sales Growth to be meaningful.
In the first quarter of 2020, we introduced Adjusted Operating Income and Adjusted Operating Margin as measures of performance we will use in connection with Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Diluted EPS. Further, consistent with our presentation of Adjusted Operating Income, we no longer exclude new store pre-opening expenses and non-cash rent from our presentation of Adjusted EBITDA and Adjusted Diluted EPS. See our Form 8-K filed with the SEC on February 26, 2020 for more information.
Beginning with the first quarter of fiscal 2020, the Company updated its definitions of Adjusted EBITDA, Adjusted SG&A, and Adjusted Diluted EPS discussed below, so that they no longer exclude new store pre-opening expenses and non-cash rent.
EBITDA: We define EBITDA as net income, plus interest expense, income tax provision and depreciation and amortization.
Adjusted EBITDA: We define Adjusted EBITDA as net income, plus interest expense, income tax provision and depreciation and amortization, further adjusted to exclude stock compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, and other expenses.

Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of net revenue.
Adjusted Operating Income: We define Adjusted Operating Income as net income, plus interest expense and income tax provision, further adjusted to exclude stock compensation expense, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, and other expenses.
Adjusted Operating Margin: We define Adjusted Operating Margin as Adjusted Operating Income as a percentage of net revenue.
Adjusted Diluted EPS: We define Adjusted Diluted EPS as diluted earnings per share, adjusted for the per share impact of stock compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, other expenses, amortization of acquisition intangibles and deferred financing costs, and tax benefit of stock option exercises, less the tax effect of these adjustments.
Adjusted SG&A: We define Adjusted SG&A as SG&A, adjusted to exclude stock compensation expense, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, and other expenses except for the share of losses on equity method investments.
Adjusted SG&A Percent of Net Revenue: We define Adjusted SG&A Percent of Net Revenue as Adjusted SG&A divided by net revenue.
Adjusted Comparable Store Sales Growth: We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e., when the order is placed and paid for or submitted to a managed care payor, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation during the 13th full fiscal month following the store’s opening; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are excluded when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation. There may be variations in the way in which some of our competitors and other retailers calculate comparable store sales. As a result, our adjusted comparable store sales may not be comparable to similar data made available by other retailers. We did not adjust our calculation of Adjusted Comparable Store Sales Growth for the temporary closure of our stores to the public as a result of the COVID-19 pandemic.
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Diluted EPS, Adjusted SG&A, Adjusted SG&A Percent of Net Revenue, and Adjusted Comparable Store Sales Growth are not recognized terms under GAAP and should not be considered as an alternative to net income (loss), the ratio of net income (loss) to net revenue as a measure of financial performance, SG&A, the ratio of SG&A to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
Please see “Reconciliation of Non-GAAP to GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
As of March 28, 2020 and December 28, 2019
In Thousands, Except Par Value Information
(Unaudited)

ASSETS	As of March 28, 2020	As of December 28, 2019
Current assets:
Cash and cash equivalents	$263,154	$39,342
Accounts receivable, net	27,596	44,475
Inventories	130,372	127,556
Prepaid expenses and other current assets	20,095	23,266
Total current assets	441,217	234,639

Property and equipment, net	349,767	366,767
Other assets:
Goodwill	777,613	777,613
Trademarks and trade names	240,547	240,547
Other intangible assets, net	55,088	56,940
Right of use assets	343,731	348,090
Other assets	10,783	8,129
Total non-current assets	1,777,529	1,798,086
Total assets	$2,218,746	$2,032,725
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,953	$40,782
Other payables and accrued expenses	98,972	82,829
Unearned revenue	8,487	28,002
Deferred revenue	56,508	55,870
Current maturities of long-term debt and finance lease obligations	3,531	13,759
Current operating lease obligations	60,014	51,937
Total current liabilities	287,465	273,179

Long-term debt and finance lease obligations, less current portion and debt discount	713,246	555,933
Non-current operating lease obligations	331,234	331,769
Other non-current liabilities:
Deferred revenue	21,401	21,530
Other liabilities	20,526	13,731
Deferred income taxes, net	58,714	60,146
Total other non-current liabilities	100,641	95,407
Commitments and contingencies (See Note 9)
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 81,205 and 80,603 shares issued as of March 28, 2020 and December 28, 2019, respectively; 80,278 and 79,678 shares outstanding as of March 28, 2020 and December 28, 2019, respectively	811	805
Additional paid-in capital	707,301	700,121
Accumulated other comprehensive loss	(10,416)	(3,814)
Retained earnings	116,345	107,132
Treasury stock, at cost; 927 and 925 shares as of March 28, 2020 and December 28, 2019, respectively	(27,881)	(27,807)
Total stockholders’ equity	786,160	776,437
Total liabilities and stockholders’ equity	$2,218,746	$2,032,725

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
For the Three Months Ended March 28, 2020 and March 30, 2019
In Thousands, Except Earnings Per Share
(Unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Revenue:
Net product sales	$392,841	$383,160
Net sales of services and plans	76,863	78,055
Total net revenue	469,704	461,215
Costs applicable to revenue (exclusive of depreciation and amortization):
Products	156,370	154,004
Services and plans	62,184	57,965
Total costs applicable to revenue	218,554	211,969
Operating expenses:
Selling, general and administrative expenses	193,741	193,876
Depreciation and amortization	24,810	20,415
Asset impairment	11,355	2,082
Litigation settlement	4,395	—
Other expense (income), net	(66)	473
Total operating expenses	234,235	216,846
Income from operations	16,915	32,400
Interest expense, net	7,455	9,061
Earnings before income taxes	9,460	23,339
Income tax provision (benefit)	(282)	5,910
Net income	$9,742	$17,429

Earnings per share:
Basic	$0.12	$0.22
Diluted	$0.12	$0.21
Weighted average shares outstanding:
Basic	80,129	78,205
Diluted	82,242	81,466

Comprehensive income:
Net income	$9,742	$17,429
Unrealized gain (loss) on hedge instruments	(8,858)	(1,273)
Tax provision (benefit) of unrealized gain (loss) on hedge instruments	(2,256)	(326)
Comprehensive income	$3,140	$16,482

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 28, 2020 and March 30, 2019
In Thousands
(Unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Cash flows from operating activities:
Net income	$9,742	$17,429
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,810	20,415
Amortization of loan costs	217	406
Asset impairment	11,355	2,082
Deferred income tax expense (benefit)	(282)	5,910
Stock based compensation expense	2,093	2,976
Inventory adjustments	1,695	1,319
Credit loss expense	448	2,021
Other	1,014	1,041
Changes in operating assets and liabilities:
Accounts receivable	16,431	(9,307)
Inventories	(4,511)	2,767
Other assets	4,372	5,791
Accounts payable	19,171	1,445
Deferred revenue	509	4,684
Other liabilities	(1,004)	24,035
Net cash provided by operating activities	86,060	83,014
Cash flows from investing activities:
Purchase of property and equipment	(13,053)	(25,992)
Other	199	186
Net cash used for investing activities	(12,854)	(25,806)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discounts	146,269	—
Proceeds from exercise of stock options	5,120	513
Principal payments on long-term debt	—	(1,250)
Purchase of treasury stock	(74)	—
Payments on finance lease obligations	(714)	(617)
Net cash provided by (used for) financing activities	150,601	(1,354)
Net change in cash, cash equivalents and restricted cash	223,807	55,854
Cash, cash equivalents and restricted cash, beginning of year	40,307	17,998
Cash, cash equivalents and restricted cash, end of period	$264,114	$73,852

Supplemental cash flow disclosure information:
Cash paid for interest	$7,065	$9,857
Capital expenditures accrued at the end of the period	$12,176	$13,980
Right of use assets acquired under finance leases	$1,244	$7,270
Right of use assets acquired under operating leases	$17,658	$32,981

National Vision Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Financial Measures
For the Three Months Ended March 28, 2020 and March 30, 2019
In Thousands, Except Per Share Information
(Unaudited)

Reconciliation of Adjusted Operating Income to Net Income
	Three Months Ended
In thousands	March 28, 2020		March 30, 2019
Net income	$9,742	2.1%	$17,429	3.8%
Interest expense	7,455	1.6%	9,061	2.0%
Income tax provision (benefit)	(282)	(0.1)%	5,910	1.3%
Stock compensation expense (a)	2,093	0.4%	2,976	0.6%
Asset impairment (b)	11,355	2.4%	2,082	0.5%
Litigation settlement (c)	4,395	0.9%	—	—%
Management realignment expenses (d)	—	—%	2,155	0.5%
Other (e)	1,454	0.3%	1,192	0.3%
Amortization of acquisition intangibles (j)	1,851	0.4%	1,851	0.4%
Adjusted Operating Income / Adjusted Operating Margin	$38,063	8.1%	$42,656	9.2%
Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding. Some of the percentage totals in the table above do not foot due to rounding differences

Reconciliation of EBITDA and Adjusted EBITDA to Net Income
	Three Months Ended
In thousands	March 28, 2020		March 30, 2019
Net income	$9,742	2.1%	$17,429	3.8%
Interest expense	7,455	1.6%	9,061	2.0%
Income tax provision (benefit)	(282)	(0.1)%	5,910	1.3%
Depreciation and amortization	24,810	5.3%	20,415	4.4%
EBITDA	41,725	8.9%	52,815	11.5%

Stock compensation expense (a)	2,093	0.4%	2,976	0.6%
Asset impairment (b)	11,355	2.4%	2,082	0.5%
Litigation settlement (c)	4,395	0.9%	—	—%
Management realignment expenses (d)	—	—%	2,155	0.5%
Other (e)	1,454	0.3%	1,192	0.3%
Adjusted EBITDA / Adjusted EBITDA Margin	$61,022	13.0%	$61,220	13.3%
Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding. Some of the percentage totals in the table above do not foot due to rounding differences

Reconciliation of Adjusted Diluted EPS to Diluted EPS
	Three Months Ended
In thousands, except per share amounts	March 28, 2020	March 30, 2019
Diluted EPS	$0.12	$0.21
Stock compensation expense (a)	0.03	0.04
Asset impairment (b)	0.14	0.03
Litigation settlement (c)	0.05	—
Management realignment expenses (d)	—	0.03
Other (e)	0.02	0.01
Amortization of acquisition intangibles and deferred financing costs (f)	0.03	0.03
Tax benefit of stock option exercises (g)	(0.03)	—
Tax effect of total adjustments (h)	(0.07)	(0.04)
Adjusted Diluted EPS	$0.28	$0.31

Weighted average diluted shares outstanding	82,242	81,466
Note: Some of the totals in the table above do not foot due to rounding differences

Reconciliation of Adjusted SG&A and Adjusted SG&A Percent of Net Revenue to SG&A
	Three Months Ended
In thousands	March 28, 2020		March 30, 2019
SG&A	$193,741	41.2%	$193,876	42.0%
Stock compensation expense (a)	2,093	0.4%	2,976	0.6%
Management realignment expenses (d)	—	—%	2,155	0.5%
Other (i)	1,454	0.3%	631	0.1%
Adjusted SG&A/ Adjusted SG&A Percent of Net Revenue	$190,194	40.5%	$188,114	40.8%
Note: Percentages reflect line item as a percentage of net revenue

(a)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.

(b)	Reflects write-off of property, equipment and lease related assets on closed or underperforming stores.

(c)	Expenses associated with settlement of litigation. See Note 9. “Commitments and Contingencies” in our consolidated financial statements for further details.

(d)	Expenses related to a non-recurring realignment of management described in the Current Report on Form 8-K filed with the SEC on January 10, 2019.

(e)
Other adjustments include amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted Operating Income, Adjusted Diluted EPS and Adjusted EBITDA), including our share of losses on equity method investments of $0.6 million for the three months ended March 30, 2019; the amortization impact of adjustments related to the March 2014 acquisition of the Company by affiliates of KKR & Co. Inc. (the “KKR Acquisition”), (e.g., fair value of leasehold interests) of $0.1 million for each of the three months ended March 28, 2020 and March 30, 2019, respectively; costs of severance and relocation of $0.3 million and $0.2 million for the three months ended March 28, 2020 and March 30, 2019, respectively; excess payroll taxes related to stock option exercises of $0.3 million for the three months ended March 28, 2020; $0.6 million of incremental costs directly related to adapting the Company’s operations during the COVID-19 pandemic for the three months ended March 28, 2020; and other expenses and adjustments totaling $0.2 million and $0.3 million for the three months ended March 28, 2020 and March 30, 2019, respectively.

(f)
Amortization of the increase in carrying values of finite-lived intangible assets resulting from the application of purchase accounting to the KKR Acquisition of $1.9 million for each of the three months ended March 28, 2020 and March 30, 2019. Amortization of deferred financing costs is associated with deferred financing fees and amortization of debt discounts related to term loan and revolving credit facility borrowings totaling $0.2 million and $0.4 million for the three months ended March 28, 2020 and March 30, 2019, respectively.

(g)	Tax benefit associated with accounting guidance, requiring excess tax benefits to be recorded in earnings as discrete items in the reporting period in which they occur.

(h)	Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates.

(i)	Reflects other expenses in (e) above, except for our share of losses on equity method investments of $0.6 million for the three months ended March 30, 2019.

(j)	Amortization of the increase in carrying values of finite-lived intangible assets resulting of purchase accounting to the KKR Acquisition.

Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth
	Comparable store sales growth(a)
	Three Months Ended March 28, 2020	Three Months Ended March 30, 2019
Owned & Host segment
America’s Best	(9.3)%	8.2%
Eyeglass World	(12.1)%	6.5%
Military	(12.1)%	(4.4)%
Fred Meyer	(16.0)%	(9.7)%
Legacy segment	(14.0)%	1.8%

Total comparable store sales growth	(2.9)%	6.2%
Adjusted Comparable Store Sales Growth(b)	(10.3)%	6.7%

Additional Comparable Store Sales Growth information for Q1 2020	One Month Ended March 28, 2020	Two Months Ended February 29, 2020
Total comparable store sales growth	(18.8)%	5.6%
Adjusted Comparable Store Sales Growth(b)	(41.5)%	5.7%

(a)
Total comparable store sales based on consolidated net revenue excluding the impact of (i) Corporate/Other segment net revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 10. “Segment Reporting” in our unaudited condensed consolidated financial statements included in Part 1. Item 1. in our Quarterly Report on Form 10-Q, with the exception of the Legacy segment, which is adjusted as noted in clause (b) (ii) below.

(b)
There are two differences between total comparable store sales growth based on consolidated net revenue and Adjusted Comparable Store Sales Growth: (i) Adjusted Comparable Store Sales Growth includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in a decrease of 7.5% and an increase of 0.8% from total comparable store sales growth based on consolidated net revenue for the three months ended March 28, 2020 and March 30, 2019, respectively, a decrease of 22.5% for the one month ended March 28, 2020 and a decrease of 0.2% for the two months ended February 29, 2020 and (ii) Adjusted Comparable Store Sales Growth includes retail sales to the Legacy partner’s customers (rather than the revenues recognized consistent with the management & services agreement with the legacy partner), resulting in an increase of 0.1% and a decrease of 0.3% from total comparable store sales growth based on consolidated net revenue for the three months ended March 28, 2020 and March 30, 2019, respectively, a decrease of 0.2% for the one month ended March 28, 2020, and an increase of 0.3% for the two months ended February 29, 2020.

Investors:

National Vision Holdings, Inc.
David Mann, CFA, Vice President of Investor Relations
(470) 448-2448
investor.relations@nationalvision.com

Media:

National Vision Holdings, Inc.
Kristina Gross, Vice President of Communications
(470) 448-2355
media@nationalvision.com